As filed with the United States Securities and Exchange Commission on July 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSTREIT Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-3356606
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2021 McKinney Avenue

Suite 1150

Dallas, Texas 75201

972-200-7100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

NETSTREIT Corp. Amended and Restated 2019 Omnibus Incentive Compensation Plan

(Full title of the plan)

Mark Manheimer

President and Chief Executive Officer

NETSTREIT Corp.

2021 McKinney Avenue

Suite 1150

Dallas, Texas 75201

972-200-7100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christina L. Roupas

Courtney M.W. Tygesson

Cooley LLP

110 North Wacker Drive

Suite 4200

Chicago, IL 60606

312-881-6500

312-881-6598 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

On March 20, 2025, the Compensation Committee of the Board of Directors of NETSTREIT Corp. (the “Company”) approved the amendment and restatement of the NETSTREIT Corp. Amended and Restated 2019 Omnibus Incentive Compensation Plan (the “Plan”), subject to approval by stockholders at the Company’s 2025 annual meeting of stockholders to, among other things, increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the Plan by 2,200,000 shares. On May 15, 2025, the Company’s stockholders approved the Plan.

Accordingly, the Company is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 2,200,000 shares of Common Stock that may be issued and sold under the Plan. Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 (Commission File No. 333-246385) and October 30, 2020 (Commission File No. 333-249739).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025;

•	the information specifically incorporated by reference into Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2025;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on April 28, 2025 and July 23, 2025, respectively;

•	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 17, 2025, January 29, 2025 and May 20, 2025; and

•	the description of the Registrant’s shares of Common Stock contained in the Registration Statement on Form 8-A pursuant to Section 12(b) of the Exchange Act, as filed with the SEC on August 12, 2020, including any amendment or report filed for the purpose of updating such descriptions, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Conformed Articles of Amendment and Restatement of NETSTREIT Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023).
4.2	Amended and Restated Bylaws of NETSTREIT Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-11 (File No. 333-239911) filed with the SEC on July 17, 2020).
4.4+	NETSTREIT Corp. Amended and Restated 2019 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 23, 2025).
5.1*	Opinion of Venable LLP (filed herewith).
23.1*	Consent of KPMG (filed herewith).
23.2*	Consent of Venable LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

+ Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 23, 2025.

NETSTREIT Corp.

/s/ Mark Manheimer
Name: Mark Manheimer
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Manheimer and Daniel Donlan, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of NETSTREIT Corp. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Mark Manheimer Mark Manheimer	President, Chief Executive Officer, Secretary and Director (Principal Executive Officer)	July 23, 2025

/s/ Daniel Donlan Daniel Donlan	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 23, 2025

/s/ Sofia Chernylo Sofia Chernylo	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 23, 2025

/s/ Lori Wittman Lori Wittman	Chairman of the Board of Directors	July 23, 2025

/s/ Michael Christodolou Michael Christodolou	Director	July 23, 2025

/s/ Heidi Everett Heidi Everett	Director	July 23, 2025

/s/ Todd Minnis Todd Minnis	Director	July 23, 2025

/s/ Matthew Troxell Matthew Troxell	Director	July 23, 2025

/s/ Robin Zeigler Robin Zeigler	Director	July 23, 2025